Exhibit 99.1

JRJR Networks Announces Extension

Granted by the NYSE

(Dallas, TX, December 22, 2017) - JRjr33, Inc., doing business as JRJR Networks [NYSE MKT: JRJR] today announced that on December 21, 2017, it received a letter from the NYSE American LLC (the “NYSE American”) notifying the Company that it has reviewed the Company’s December 18, 2017 extension request for filing outstanding Forms 10-Q and has determined to accept the request and grant a plan period extension through February 15, 2018.

The Company is looking forward to filing the outstanding Forms 10-Q prior to February 15, 2018 and intends to submit its filings as soon as its independent auditor, Whitley Penn LLP, has completed reviewing the Company’s financials. The Company will schedule a shareholder call the day its outstanding Forms 10-Q are filed.

The letter from the NYSE American stated that the Company was not in compliance with Sections 134 and 1101 of the NYSE American Company Guide as a result of its failure to timely file with the Securities and Exchange Commission (the “SEC”) its Forms 10-Q for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017. The letter further states that if the Company is not in compliance with the continued listing standards by February 15, 2018 or if the Company does not make progress consistent with the plan during the plan period, the NYSE American staff will initiate delisting proceeding, as appropriate. The Company intends to file the outstanding Forms 10-Q prior to February 15, 2018.

The Company’s common stock will continue to be listed on the NYSE American while it attempts to regain compliance with the listing standards, subject to the Company’s compliance with other continued listing requirements. The Company’s common stock will continue to trade under the symbol “JRJR,” but will have an added designation of “BC” to indicate that the Company is not in compliance with the NYSE American’s listing standards.

About JRJR Networks (www.jrjrnetworks.com)

JRJR Networks is a growing platform of direct-to-consumer brands. Within JRJR Networks, each company retains its separate identity, sales force, product line and compensation plan, while JRJR Networks seeks synergies and efficiencies in operational areas. JRJR Networks companies currently include The Longaberger Company, a 42-year old maker of hand-crafted baskets and other home decor items; Your Inspiration At Home, an award-winning maker of hand-crafted spices and other gourmet food items from around the world; Tomboy Tools, a direct seller of tools designed for women; Agel Enterprises, a global seller of nutritional products in gel form as well as a skin care line, operating in 50 countries; Paperly, which offers a line of custom stationery and other personalized products; Uppercase Living, which offers a line of customizable vinyl expressions for display on walls in the home; Kleeneze, a 95-year old UK-based catalog seller of cleaning, health, beauty, home, outdoor and a variety of other products, and Betterware, a UK-based home catalog seller. JRJR Networks also includes Happenings, a lifestyle publication and marketing company.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the negative of these terms or other comparable terminology and include statements regarding the Company’s ability to address its low stock price. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to take appropriate steps to regain compliance with the Sections 134 and 1101 of the NYSE American Company Guide by February 15, 2018, our ability to comply with other continued listing requirements of the NYSE American and the other risks outlined under “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2016 and our other filings with the SEC, including subsequent reports on Form 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

Media Contact: Brenton Baker (brenton.baker@jrjrnetworks.com)